Exhibit 10.7

GUARANTY—MULTIPLE SUBSIDIARIES

GUARANTY dated as of September 24, 2021 made by the undersigned (the "Guarantor") in favor of JPMorgan Chase Bank, N.A. and/or any of its branches, subsidiaries or affiliates (individually or collectively, as the context may require, the "Bank").

PRELIMINARY STATEMENTS: The Bank has entered, or may from time to time enter, into agreements or arrangements with the entities listed on Schedule A attached hereto and made a part hereof (collectively, the “Borrowers” and each, individually, a "Borrower") providing for credit extensions or financial accommodation to the Borrowers or any of them of any kind whatsoever, including but not limited to the making of loans, advances or overdrafts, whether or not secured, discount or purchase of notes, securities or other instruments or property, creation of acceptances, issuance or confirmation of letters of credit, guaranties or indemnities, treasury management agreements (including, without limitation, ACH and BACS agreements and provision of commercial credit card and/or merchant credit card services and pre-paid debit card services), notional pooling arrangements, physical cash concentration services, entering into Rate Management Transactions (as defined below) or any other kind of contract or agreement under which the Borrowers or any of them may be indebted to the Bank in any manner (all of the foregoing agreements or arrangements being the "Facilities" and any writing evidencing, supporting or securing a Facility, including but not limited to this Guaranty, as such writing may be amended, modified or supplemented from time to time, a "Facility Document"). The term “Rate Management Transaction”, as used herein, means (i) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between any Borrower and Bank and/or its affiliates which is a rate swap, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap, floor, collar, currency swap, cross-currency rate swap, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), or (ii) any type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, or any combination of the foregoing transactions. The Guarantor owns a substantial amount of the stock or other ownership interests of the Borrowers and is financially interested in their affairs. This Guaranty is in the Guarantor’s interest and to its financial benefit.

THEREFORE, in order to induce the Bank to extend credit or give financial accommodation under the Facilities, the Guarantor agrees as follows:

Section 1. Guaranty of Payments. The Guarantor unconditionally and irrevocably guarantees to the Bank the punctual payment of all sums now owing or which may in the future be owing by the Borrowers under the Facilities, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise (all of the foregoing sums being the "Liabilities"); provided, however, that the Liabilities shall not include any Excluded Swap Obligations ( as defined below). The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Facility Documents. This Guaranty is a guaranty of payment and not of collection only. The Bank shall not be required to exhaust any right or remedy or take any action against the Borrowers or any other person or entity or any collateral. The Guarantor agrees that, as between the Guarantor and the Bank, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrowers and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by the Guarantor for the purposes of this Guaranty. “Excluded Swap Obligation” means any Swap Obligation (as defined below) as to which it is unlawful under the CEA for the Guarantor to guaranty hereunder because the Guarantor is not an “eligible contract participant” (as defined in the CEA) at the time this Guaranty shall become effective with respect to such Swap Obligation. “CEA” means the Commodity Exchange Act (7
U.S.C. § 1 et seq.), as amended from time to time, and any successor statute and/or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). “Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the CEA.

Section 2. Guaranty Absolute. The Guarantor guarantees that the Liabilities shall be paid strictly in accordance with the terms of the Facilities. The liability of the Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Facility Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Facility Document or Liabilities, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, or failure to act by Bank with respect to, any other guaranty or support document, or any exchange, release or non-perfection of, or failure to act by Bank with respect to, any collateral, for all or any of the Facility Documents or Liabilities;
(c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or Liabilities; (d) any change in the corporate existence, structure, or ownership of the Borrowers or any of them,
(e) without being limited by the foregoing, any lack of validity or enforceability of any Facility Document or Liabilities; and (f) any other setoff, recoupment, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Facility Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, a Borrower or a guarantor.

Section 3. Guaranty Irrevocable. This Guaranty is a continuing guaranty of the payment of all Liabilities now or hereafter existing under the Facilities and shall remain in full force and effect until payment in full of all Liabilities and other amounts payable under this Guaranty and until the Facilities are no longer in effect or, if earlier, when the Guarantor has given the Bank written notice that this Guaranty has been revoked; provided that any notice under this Section shall not release the Guarantor from any Liability, absolute or contingent, existing prior to the Bank's actual receipt of the notice at its branches or departments responsible for the Facilities and reasonable opportunity to act upon such notice.

Section 4. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Bank on the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though the payment had not been made, whether or not the Bank is then in possession of the Guaranty.

Section 5. Subrogation. The Guarantor shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Liabilities have been paid in full and the Facilities are no longer in effect. If any amount is paid to the Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full, the amount shall be held in trust for the benefit of the Bank and shall be promptly paid to the Bank to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Facilities. If the Guarantor makes payment to the Bank of all or any part of the Liabilities and all the Liabilities are paid in full and the Facilities are no longer in effect, the Bank shall, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Liabilities resulting from the payment.

Section 6. Subordination. Without limiting the Bank's rights under any other agreement, any liabilities owed by the Borrowers or any of them to the Guarantor in connection with any extension of credit or financial accommodation by the Guarantor to or for the account of the Borrowers, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities, and such liabilities of the Borrowers to the Guarantor, if the Bank so requests, shall be collected, enforced and received by the Guarantor as trustee for the Bank and shall be paid over to the Bank on account of the Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

Section 7. Payments Generally. All payments by the Guarantor shall be made in the manner, at the place and in the currency (the "Payment Currency") required by the Facility Documents; provided, however, that (if the Payment Currency is other than U.S. dollars) the Guarantor may, at its option (or, if for any reason whatsoever the Guarantor is unable to effect payments in the foregoing manner, the Guarantor shall be obligated to) pay to the Bank at its principal office the equivalent amount in U.S. dollars computed at the selling rate of the Bank or a selling rate chosen by the Bank, most recently in effect on or prior to the date the Liability becomes due, for cable transfers of the Payment Currency to the place where the Liability is payable. In any case in which the Guarantor makes or is obligated to make payment in U.S. dollars, the Guarantor shall hold the Bank harmless from any loss incurred by the Bank arising from any change in the value of U.S. dollars in relation to the Payment Currency between the date the Liability becomes due and the date the Bank is actually able, following the conversion of the U.S. dollars paid by the Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Liability is payable, to apply such Payment Currency to such Liability.

Section 8. Certain Taxes. The Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein ("Taxes"). If any Taxes are required to be withheld from any amounts payable to the Bank hereunder, the amounts so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by the Guarantor, as promptly as possible thereafter, the Guarantor shall send the Bank an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Bank.

Section 9. Representations and Warranties. The Guarantor represents and warrants that: (a) this Guaranty (i) has been authorized by all necessary action; (ii) does not violate any agreement, instrument, law, regulation or order applicable to the Guarantor; (iii) does not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind; and (iv) is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally; and (b) in executing and delivering this Guaranty, the Guarantor has (i) without reliance on the Bank or any information received from the Bank and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrowers, the Borrowers’ business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrowers or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Borrowers on a continuing basis information concerning the Borrowers; (iii) has full and complete access to the Facility Documents and any other documents executed in connection with the Facility Documents; and (iv) not relied and will not rely upon any representations or warranties of the Bank not embodied herein or any acts heretofore or hereafter taken by the Bank (including but not limited to any review by the Bank of the affairs of the Borrowers). The Guarantor hereby further represents and warrants that the Guarantor is an “eligible contract participant” as such term is defined in the CEA. The Guarantor shall promptly notify the Bank in writing at its addresses set forth in the Facility Documents upon the Guarantor no longer qualifying as an “eligible contract participant” under the CEA.

Section 10. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

Section 11. Setoff. The Facilities may be booked at any office, branch, subsidiary or affiliate of the Bank, as selected by the Bank (each a “Lending Installation”). All terms of this Guaranty apply to and may be enforced by or on behalf of any Lending Installation. The Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Guarantor at any of the Bank's offices, in U.S. dollars or in any other currency, against any amount payable by the Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to the Guarantor), in which case it shall promptly notify the Guarantor thereof; provided that the Bank's failure to give such notice shall not affect the validity thereof.

Section 12. Formalities. The Guarantor waives presentment, demand, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities or this Guaranty.

Section 13. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Bank, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Bank to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

Section 14. Expenses. The Guarantor shall reimburse the Bank on demand for all costs, expenses and charges (including without limitation fees and charges of external legal counsel for the Bank and costs allocated by its internal legal department) incurred by the Bank in connection with the preparation, performance or enforcement of this Guaranty. The obligations of the Guarantor under this Section shall survive the termination of this Guaranty.

Section 15. Assignment. This Guaranty shall be binding on, and shall inure to the benefit of the Guarantor, the Bank and their respective successors and assigns; provided that the Guarantor may not assign or transfer its rights or obligations under this Guaranty. Without limiting the generality of the foregoing: (a) the obligations of the Guarantor under this Guaranty shall continue in full force and effect and shall be binding on any successor partnership and on previous partners and their respective estates if the Guarantor is a partnership, regardless of any change in the partnership as a result of death, retirement or otherwise; and (b) the Bank may assign, sell participations in or otherwise transfer its rights under the Facilities to any other person or entity, and the other person or entity shall then become vested with all the rights granted to the Bank in this Guaranty or otherwise.

Section 16. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

Section 17. Governing Law, Etc. THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF ILLINOIS. THE GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF CHICAGO, ILLINOIS. SERVICE OF PROCESS BY THE BANK IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE GUARANTOR IF SENT TO THE GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY THE GUARANTOR FROM TIME TO TIME. THE GUARANTOR WAIVES ANY RIGHT THE

GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

Section 18. Integration; Effectiveness; Electronic Execution. This Guaranty alone sets forth the entire understanding of the Guarantor and the Bank relating to the guarantee of the Liabilities and constitutes the entire contract between the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by the Guarantor to the Bank. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Guaranty. Without limiting the generality of the foregoing, the Guarantor hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among Guarantor and the Bank, electronic images of this Guaranty (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of this Guaranty based solely on the lack of paper original copies of this Guaranty, including with respect to any signature pages thereto.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

APPHARVEST OPERATIONS, INC.

By:	/s/ Loren Eggleton
Name:	Loren Eggleton
Title:	Chief Financial Officer
Address:	500 Appalachian Way
Morehead, KY 40351

SCHEDULE A LIST OF BORROWERS

AppHarvest Pulaski Farm, LLC